SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2003

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard, Milpitas, CA		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Item 5.  Other Events.

On April 21, 2003, Adaptec, Inc. issued a press release announcing it has won a partial decision in the amount of $50 million in the arbitration proceedings of Adaptec and Stephen Goldman, former principal owner of DPT.  DPT was a RAID technology company acquired by Adaptec in December 1999.  A copy of the April 21, 2003 press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c)             Exhibits

The following exhibit is filed herewith:

Exhibit Nos.	Description of Exhibits
99.1	Press release dated April 21, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

Date: April 22, 2003	By:	/s/ David A. Young
David A. Young
Vice President and Chief Financial Officer
(principal financial officer)

EXHIBIT INDEX

Exhibit Nos.	Description of Exhibits
99.1	Press release dated April 21, 2003.